As filed with the Securities and Exchange Commission on April 29, 2014

Registration No. 333-169722

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-0628465
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Coca-Cola Enterprises Inc. 1997 Stock Option Plan

Coca-Cola Enterprises Inc. 1999 Stock Option Plan

Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan

Coca-Cola Enterprises Inc. 2001 Stock Option Plan

Coca-Cola Enterprises Inc. 2004 Stock Award Plan

Coca-Cola Enterprises Inc. 2007 Incentive Award Plan

(Full title of plans)

Bernhard Goepelt, Esq.

Senior Vice President, General Counsel and Chief Legal Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jared M. Brandman, Esq.

Securities Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by The Coca-Cola Company (the “Company”) on October 1, 2010 (File No. 333-169722) (the “Registration Statement”) is being filed for the purpose of deregistering the 18,000,000 unissued shares of the Company’s Common Stock, on a split-adjusted basis, that were originally registered for issuance under the Coca-Cola Enterprises Inc. 1997 Stock Option Plan, Coca-Cola Enterprises  Inc.  1999 Stock Option  Plan, Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan, Coca-Cola Enterprises Inc. 2001 Stock Option Plan, Coca-Cola Enterprises Inc. 2004 Stock Award Plan and Coca-Cola Enterprises Inc. 2007 Incentive Award Plan (collectively, the “Plans”).

The Company hereby deregisters 18,000,000 shares of the Company’s Common Stock (the “Carried-Over Shares”), which represents the shares that remained unissued and available under the Plans.  The Company is concurrently filing a Registration Statement on Form S-8 to register the Carried-Over Shares for issuance pursuant to The Coca-Cola Company 2014 Equity Plan.

PART II                                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description
24.1	Powers of Attorney

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 29th day of April, 2014.

THE COCA-COLA COMPANY

By:	/s/ Kathy N. Waller
	Name:	Kathy N. Waller
	Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Muhtar Kent	Chairman, Board of Directors,	April 29, 2014
Muhtar Kent	Chief Executive Officer and a Director (Principal executive officer)

/s/ Kathy N. Waller	Executive Vice President and	April 29, 2014
Kathy N. Waller	Chief Financial Officer (Principal financial officer)

/s/ Larry M. Mark	Vice President,	April 29, 2014
Larry M. Mark	Controller (Principal accounting officer)

*	Director	April 29, 2014
Herbert A. Allen

*	Director	April 29, 2014
Ronald W. Allen

*	Director	April 29, 2014
Ana Botín

*	Director	April 29, 2014
Howard G. Buffett

*	Director	April 29, 2014
Richard M. Daley

*	Director	April 29, 2014
Barry Diller

*	Director	April 29, 2014
Helene D. Gayle

Signature	Title	Date

*	Director	April 29, 2014
Evan G. Greenberg

*	Director	April 29, 2014
Alexis M. Herman

*	Director	April 29, 2014
Robert A. Kotick

*	Director	April 29, 2014
Maria Elena Lagomasino

*	Director	April 29, 2014
Sam Nunn

*	Director	April 29, 2014
James D. Robinson III

*	Director	April 29, 2014
Peter V. Ueberroth

*By:	/s/ Gloria K. Bowden
Gloria K. Bowden
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Powers of Attorney